Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use in this Amendment No. 1 to the Registration Statement on Form F-1 of our report dated March 16, 2015 related to the consolidated financial statements of PointClickCare Corp. appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to us under the heading “Experts” in such Prospectus.

/s/ Deloitte LLP

Chartered Professional Accountants

Licensed Public Accountants

North York, Ontario, Canada

October 5, 2015